                                                                     EXHIBIT 4.7

                     BERKSHIRE HATHAWAY FINANCE CORPORATION

                                OFFER TO EXCHANGE

        $500,000,000 PRINCIPAL AMOUNT OF ITS 4.20% SENIOR NOTES DUE 2010 UNCONDITIONALLY GUARANTEED BY BERKSHIRE HATHAWAY INC., WHICH HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL 4.20% SENIOR NOTES
         DUE 2010, UNCONDITIONALLY GUARANTEED BY BERKSHIRE HATHWAY INC.

Instructions from Beneficial Owner

   The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange the Exchange Notes for Outstanding Notes.

   This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

   The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and
(iv) the undersigned is not acting on behalf of any person or entity that could not truthfully make these statements. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes.

                                                       Sign Here

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                                                     Signatures(s)

Securities which are to be tendered:

Tender all of the Outstanding Notes

   Aggregate Principal Amount*

[ ]   Outstanding Notes
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      Name(s) (Please Print)

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             Address

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             Zip Code

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   Area Code and Telephone No.


Dated:                  , 2004



* Unless otherwise indicated, it will be assumed that all of the Outstanding Notes listed are to be tendered.